EX-99.B-77Q1(a)

SUB-ITEM 77Q1(a): Material amendments to the registrant’s charter or by-laws.

IVY FUNDS

Supplement dated April 1, 2015 to the

Ivy Funds Prospectus

dated July 31, 2014

and as supplemented August 4, 2014, November 14, 2014 and December 12, 2014

The following is inserted as a new paragraph following the third paragraph of the “Ivy Global Growth Fund — Performance” section on page 111:

In November 2014, the Fund filed a prospectus supplement reflecting the Fund’s increased emphasis on investments in the stocks of U.S. companies. Effective January 1, 2015, the Fund changed its name and investment strategy to reflect a global focus. Performance prior to January 2015 reflects the Fund’s former international strategy and may have differed if the Fund’s current strategy that includes investing globally had been in place.

*****

Effective February 2015, Sarah C. Ross was appointed as a Senior Vice President of IICO.

IVY FUNDS

Supplement dated April 15, 2015 to the

Ivy Funds Prospectus

dated July 31, 2014

and as supplemented August 4, 2014, November 14, 2014, December 12, 2014 and April 1, 2015

The following replaces the “Portfolio Managers” section for Ivy Limited-Term Bond Fund on page 67:

Portfolio Managers

Mark Otterstrom, Senior Vice President of IICO, has managed the Fund since August 2008, and Susan Regan, Vice President of IICO, has managed the Fund since August 2014. Effective April 30, 2015, Mr. Otterstrom will no longer serve as a manager of the Fund.

*****

The following is added as a new paragraph to the “The Management of the Funds — Portfolio Management — Ivy Limited-Term Bond Fund” section on page 213:

Effective April 30, 2015, Mr. Otterstrom will no longer serve as a manager of the Fund.

IVY FUNDS

Supplement dated April 30, 2015 to the

Ivy Funds Statement of Additional Information

dated July 31, 2014

and as supplemented August 22, 2014, November 14, 2014, December 31, 2014 and April 1, 2015

All references and information related to Mark Otterstrom are deleted in their entirety.

IVY FUNDS

Supplement dated May 15, 2015 to the

Ivy Funds Prospectus

dated July 31, 2014

and as supplemented August 4, 2014, November 14, 2014, December 12, 2014, April 1, 2015 and April 15, 2015

The following replaces the “Portfolio Managers” section for Ivy Global Real Estate Fund and Ivy Global Risk-Managed Real Estate Fund on pages 145 and 150, respectively:

Portfolio Managers

Each of George J. Noon, CFA, Portfolio Manager; Keith R. Pauley, CFA, Portfolio Manager; and Stanley J. Kraska, Jr., Portfolio Manager, of LaSalle US, has managed the Fund since its inception in April 2013. Matthew Sgrizzi, CFA, Portfolio Manager, of LaSalle US, has managed the Fund since May 2015.

*****

The following replaces the fourth and fifth paragraphs of the “The Management of the Funds — Portfolio Management — Ivy Global Real Estate Fund and Ivy Global Risk-Managed Real Estate Fund” section on page 212:

Matthew Sgrizzi, CFA, is a Managing Director of LaSalle US. He is responsible for managing separate account portfolios of public European property companies and the European portion of LaSalle Securities’ global securities portfolio accounts. He is also a deputy global portfolio manager with support responsibility for regional allocation of global client portfolios. Mr. Sgrizzi’s previous responsibilities included serving as the senior European analyst and acting as a deputy European portfolio manager based in the Amsterdam Securities office. Prior to his time in Amsterdam, he held responsibilities as an analyst in Baltimore covering US lodging companies, Asia Pacific listed property companies and overall global portfolio management. He graduated from Loyola University Maryland with a B.A. in Finance, and joined LaSalle US in 2002. Mr. Sgrizzi is a member of the Baltimore Security Analysts Society.

Each of George J. Noon, CFA, Portfolio Manager; Keith R. Pauley, CFA, Portfolio Manager; and Stanley J. Kraska, Jr., Portfolio Manager, of LaSalle US, has managed each Fund since their inception in April 2013. Matthew Sgrizzi, CFA, Portfolio Manager, of LaSalle US, has managed each Fund since May 2015.

IVY FUNDS

Supplement dated May 15, 2015 to the

Ivy Funds Statement of Additional Information

dated July 31, 2014

and as supplemented August 22, 2014, November 14, 2014, December 31, 2014, April 1, 2015 and April 30, 2015

All references and information related to Ernst-Jan de Leeuw are deleted in their entirety.

*****

The following is inserted in the “Portfolio Managers — Portfolio Managers employed by LaSalle Securities” section on page 118:

The following table provides information relating to the following portfolio manager as of March 31, 2015:

Matthew Sgrizzi–	Ivy Global Real Estate Fund*
Ivy Global Risk-Managed Real Estate Fund*

	Registered Investment Companies	Other Pooled** Investment Vehicles	Other Accounts
Number of Accounts Managed	0	0	0
Number of Accounts Managed with Performance-Based Advisory Fees	0	0	0
Assets Managed (in millions)	$0	$0	$0
Assets Managed with Performance-Based Advisory Fees (in millions)	$0	$0	$0
*	Mr. Sgrizzi assumed investment co-management responsibilities for Ivy Global Real Estate Fund and Ivy Global Risk-Managed Real Estate Fund effective May 2015.
**	Other Pooled Investment Vehicles represent retail distribution partner portfolios where LaSalle Securities serves in a subadvisory capacity.

Ownership of Securities

As of March 31, 2015, the dollar range of shares of the Funds beneficially owned by the following portfolio manager was:

Manager	Dollar Range of Shares Owned in Ivy Global Real Estate Fund[1]	Dollar Range of Shares Owned in Ivy Global Risk- Managed Real Estate Fund[1]	Dollar Range of Shares Owned in the Fund Complex
Matthew Sgrizzi	$0	$0	$0
[1]	Mr. Sgrizzi assumed investment co-management responsibilities for Ivy Global Real Estate Fund and Ivy Global Risk-Managed Real Estate Fund effective May 2015.

*****

The following replaces the fourth paragraph of the “Appendix B — Proxy Voting Policies of Investment Subadvisers — Proxy Voting Policies of the Investment Subadviser — LaSalle Investment Management Securities, LLC, LaSalle Investment Management Securities B.V. and LaSalle Investment Management Securities Hong Kong” section on page B-2:

“Europe Portfolio Manager” means Matthew Sgrizzi.

IVY FUNDS

Supplement dated July 1, 2015 to the

Ivy Funds Prospectus

dated July 31, 2014

and as supplemented August 4, 2014, November 14, 2014, December 12, 2014, April 1, 2015, April 15, 2015 and May 15, 2015

Effective July 1, 2015, IICO, the Fund’s investment adviser, assumed direct investment management responsibilities of Ivy Micro Cap Growth Fund from Wall Street Associates, LLC (Wall Street), the Fund’s former investment subadviser. In addition, effective July 1, 2015, John Bichelmeyer assumed investment management responsibilities for Ivy Micro Cap Growth Fund.

Therefore, as of July 1, 2015, all references to Wall Street, Paul J. Ariano, Paul K. LeCoq, Luke A. Jacobson and Alexis C. Waadt where they appear in the Prospectus are deleted.

*****

The following replaces the “Investment Adviser” section for Ivy Micro Cap Growth Fund on page 21:

Investment Adviser

The Fund is managed by Ivy Investment Management Company (IICO).

*****

The following replaces the “Portfolio Managers” section for Ivy Micro Cap Growth Fund on page 21:

Portfolio Manager

John Bichelmeyer, Portfolio Manager for IICO, has managed the Fund since July 2015.

*****

The following replaces the “The Management of the Funds — Portfolio Management” section for Ivy Micro Cap Growth Fund on page 213:

Ivy Micro Cap Growth Fund: John Bichelmeyer is primarily responsible for the day-to-day management of Ivy Micro Cap Growth Fund. Mr. Bichelmeyer has held his Fund responsibilities for Ivy Micro Cap Growth Fund since July 2015. Mr. Bichelmeyer joined IICO in May 2015 as a portfolio manager and serves as a portfolio manager for another investment company managed by WRIMCO. Prior to joining IICO, he served as a portfolio manager for Kornitzer Capital Management, Inc. since 2007. Mr. Bichelmeyer earned a BS in Finance from Creighton University. He is a Chartered Financial Analyst.

IVY FUNDS

Supplement dated July 1, 2015 to the

Ivy Funds Statement of Additional Information

dated July 31, 2014

and as supplemented August 22, 2014, November 14, 2014, December 31, 2014, April 1, 2015, April 30, 2015 and May 15, 2015

Effective July 1, 2015, IICO, the Fund’s investment adviser, assumed direct investment management responsibilities of Ivy Micro Cap Growth Fund from Wall Street Associates, LLC (Wall Street), the Fund’s former investment subadviser. In addition, effective July 1, 2015, John Bichelmeyer assumed investment management responsibilities for Ivy Micro Cap Growth Fund.

Therefore, as of July 1, 2015, all references to Wall Street, Paul J. Ariano, Paul K. LeCoq, Luke A. Jacobson and Alexis C. Waadt where they appear in the SAI are deleted. The following changes to the SAI also take effect as of July 1, 2015.

*****

The following is added to the end of the first table in the “Portfolio Managers — Portfolio Managers employed by IICO — Ownership of Securities” section on page 114:

As of June 30, 2015, the dollar range of shares beneficially owned by the portfolio manager is:

Manager	Fund(s) Managed in the Ivy Family of Funds	Dollar Range of Fund Shares Owned	Dollar Range of Shares Owned in Similarly Managed Funds within the Fund Complex	Dollar Range of Shares Owned in the Fund Complex
John Bichelmeyer	Ivy Micro Cap Growth[1]	$0	$0	$0

[1]	Mr. Bichelmeyer assumed investment management responsibilities for Ivy Micro Cap Growth Fund effective July 1, 2015.